Exhibit 16.1

March 11, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by PMC Commercial Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of PMC Commercial Trust dated March 10, 2014. We agree with the statements concerning our Firm under Item 4.01 in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Dallas, Texas